                                                                     EXHIBIT 4.3

            9.00% SERIES F                                                 9.00% SERIES F
          CUMULATIVE REDEEMABLE   [LOGO     AVALON                     CUMULATIVE REDEEMABLE
            PREFERRED STOCK      APPEARS    BAY                            PREFERRED STOCK
                                  HERE]     COMMUNITIES, INC.

NUMBER      THIS CERTIFICATE IS                                   SEE REVERSE FOR CERTAIN          SHARES
NYF       TRANSFERABLE IN NEW YORK                              DEFINITIONS AND RESTRICTIONS

             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

          THIS CERTIFIES THAT                                CUSIP 053373 70 0
                                                                   -----------



          IS THE OWNER OF


             FULLY PAID AND NON-ASSESSABLE SHARES OF 9.00% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF

          Avalon Bay Communities, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

               The shares evidenced by this Certificate are subject to, among other things, restrictions on transferability and ownership, and may be exchanged automatically for shares of Excess Stock which do not have voting rights and may become redeemable. See reverse side of this Certificate for a summary of the rights, preferences, privileges and restrictions of each class or series of shares, and instructions for information on how to obtain a copy of the rights, preferences, privileges and restrictions of each class or series of shares.

               Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



[SEAL]    Dated:


          /s/ Gilbert M. Meyer          [PICTURE APPEARS HERE]

          Chairman of the Board
                                              COUNTERSIGNED AND REGISTERED:
                                                            TRANSFER AGENT
                                                             AND REGISTRAR

                                              By

          /s/ Jeffrey B. Van Horn

                    SECRETARY
                                                            AUTHORIZED SIGNATURE
American Bank Note Company

     The shares of Avalon Bay Communities, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's charter, as the same may be amended from time to time, which prohibit in general
(a) any Person (other than a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (c) any Person from acquiring or maintaining any ownership interest in the Stock of the Corporation that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) the charter of the Corporation, and the holder of this certificate by his, her or its acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's charter, as the same may be amended from time to time.

     The Corporation is authorized to issue more than one class of stock, including preferred stock. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly owned unissued series of preferred stock, and to fix the number of shares and the designation of any series of preferred stock.

     The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the charter and bylaws, each as amended, of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common                       UNIF GIFT MIN ACT -- .............. Custodian ..................
     TEN ENT -- as tenants by the entireties                                        (Cust)                    (Minor)
     JT TEN  -- as joint tenants with right of                                   under Uniform Gifts to Minors
                survivorship and not as tenants                                  Act.......................................
                in common                                                                              (State)
                                                           UNIF TRF MIN ACT --  ............. Custodian (until age........)
                                                                                  (Cust)
                                                                                ................... under Uniform Transfers
                                                                                     (Minor)
                                                                                to Minors Act .............................
                                                                                                            (State)

    Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

_______________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________Shares
of the 9.00% Series F Cumulative Redeemable Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said 9.00% Series F Cumulative Redeemable Preferred Stock on the books of the said Corporation, pursuant to the provisions of the Bylaws thereof, with full powers of substitution in the premises.

Dated ____________________________________

                                          ______________________________________
                                  NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                          CORRESPOND WITH THE NAME AS WRITTEN
                                          UPON THE FACE OF THE CERTIFICATE IN
                                          EVERY PARTICULAR, WITHOUT ALTERATION
                                          OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


__________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS, WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C RULE 17Ad-15.